Exhibit 5.1

Holland & Knight Letterhead
July 27, 2005

Applied Digital Solutions, Inc.
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), with the Securities and Exchange Commission, on or about July 27, 2005, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offering of up to 110,229 shares of common stock, par value $.01 per share (the “Shares”). Seventy-Five Thousand Thirty-Eight (75,038) of the Shares were issued under the terms of a letter agreement dated June 4, 2004 with Duff & Phelps, LLC (the “Letter Agreement”), and Thirty-Five Thousand One Hundred Ninety-One (35,191) of the Shares may be issued under the terms of a settlement agreement between the Company and Paul Pappas (the “Settlement Agreement”), both of which are described in the Registration Statement.

We have acted as counsel to the Company in connection with the Registration Statement and are relying upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officials and representatives of the Company, and other documents as we have deemed necessary in connection with the opinions expressed below.

Our opinions expressed below are based upon, and we rely herein upon, the opinion of special Missouri counsel attached hereto as Annex A, addressed to us and delivered to us as of the date hereof (the “Base Opinion”), that when issued, the Shares will be legally issued and fully paid and non-assessable shares of common stock of the Company.

Based upon the foregoing and in reliance thereon, and based upon and in reliance upon the Base Opinion, we are of the opinion that the Shares which were issued by the Company pursuant to the Letter Agreement are duly authorized and legally issued, fully paid and non-assessable shares of the common stock of the Company, and the Shares which may be issued by the Company under the terms of the Settlement Agreement, will, when issued in accordance with the terms of the Settlement Agreement, be duly authorized and legally issued, fully paid and non-assessable shares of the common stock of the Company.

This opinion is limited to the present laws of the State of Florida and the State of Missouri (except that with respect to Missouri law we are relying solely on the Base Opinion) and to the present judicial interpretations thereof and to the facts as presently known to us.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/HOLLAND & KNIGHT LLP

July 27, 2005

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131-5441

Re:   Registration Statement on Form S-3 for up to 110,229 Shares of Applied Digital Solutions, Inc. Common Stock, $0.01 par value

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on July 27, 2005 by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), for the purpose of registering under the Securities Act of 1933, as amended, up to 110,229 shares of the Company’s common stock, $0.01 par value (the “Shares”). Seventy-Five Thousand Thirty-Eight (75,038) of the Shares were issued under the terms of a letter agreement dated June 4, 2004 with Duff & Phelps, LLC (the “Letter Agreement”), and Thirty-Five Thousand One Hundred Ninety-One (35,191) of the Shares may be issued under the terms of a settlement agreement between the Company and Paul Pappas (the “Settlement Agreement”), both of which are described in the Registration Statement. In delivering this opinion, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Articles of Incorporation, as amended, Amended and Restated Bylaws, Board of Directors resolutions relating to the registration of the Shares, certificates received from state officials and statements we have received from officers and representatives of the Company, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

2.
The Shares to be registered pursuant to the Registration Statement which were issued by the Company pursuant to the Letter Agreement are duly authorized, legally issued, fully paid and non-assessable shares of common stock of the Company, and the Shares to be registered pursuant to the Registration Statement which may be issued by the Company under the terms of the Settlement Agreement, will, when issued in accordance with the terms of the Settlement Agreement, be duly authorized, legally issued, fully paid and non-assessable shares of common stock of the Company.

This opinion is being rendered solely for the benefit of the addressee hereof, who may relay on this opinion in rendering their opinion to the Registration Statement, and is not to be used or relied upon by any other person without our prior written consent. We consent to the filing of this opinion as Annex A to Exhibit 5.1 to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

Very truly yours,

/s/ Thompson Coburn LLP